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Exhibit 5

February 13, 2009

Hanover Capital Mortgage Holdings, Inc.
200 Metroplex Drive
Suite 100
Edison, NJ 08817

Re:
Hanover Capital Mortgage Holdings, Inc.
Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to Hanover Capital Mortgage Holdings, Inc., a Maryland corporation ("Company"), in connection with the preparation of a registration statement on Form S-4 ("Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended ("Act"), for the registration under the Act of an aggregate of 27,000,000 shares of common stock, par value $0.01 per share, of the Company ("Shares"). As set forth in the Registration Statement, the Shares will be issued pursuant to the terms and conditions of (i) the Second Amended and Restated Agreement and Plan of Merger, dated February 6, 2009, among the Company, Walter Industries, Inc., Walter Investment Management LLC and JWH Holding Company, LLC ("Merger Agreement"), and (ii) the exchange agreement, as amended, among the Company, Amster Trading Company and Ramat Securities, Ltd. ("Exchange Agreement") in connection with the exchange of the trust preferred securities of Hanover Statutory Trust II for 6,762,793 Shares of the Company.

        In rendering the opinion set forth below, we do not express any opinion concerning any law other than the law of the State of Maryland, and, although our firm does not have an office located in the State of Maryland, attorneys in our firm who are admitted to practice law in the State of Maryland have been involved in the preparation of this opinion.

        We are familiar with the transactions entered into and proposed to be entered into by the Company in connection with the authorization and issuance of the Shares, and, for the purposes of this opinion, we have assumed such transactions will be completed in the manner presently proposed by the Registration Statement, the Merger Agreement and the Exchange Agreement. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rending the opinion set forth herein including, without limitation, (i) the Merger Agreement, (ii) the merger certificate prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Delaware prior to the issuance of the Shares in connection with the merger, (iii) the merger certificate prepared pursuant to the Merger Agreement and to be filed with the Department of Assessments and Taxation of the State of Maryland prior to the issuance of Shares in connection with the merger, (iv) the Articles of Amendment and Restatement of the Company in the form included as Annex C to the Registration Statement to be filed with the Department of Assessments and Taxation of the State of Maryland prior to the consummation of the transactions contemplated by the Exchange Agreement; (v) the Bylaws of the Company in the form included as Annex D to the Registration Statement to be adopted by the Company prior to the consummation of the transactions contemplated by the Exchange Agreement; (vi) the resolutions of the board of directors of the Company with respect to this issuance; and (vii) the Registration Statement.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Company, we have also assumed that parties other than the Company had the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed, with respect to parties other than the Company, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and the validity and binding effect and enforceability thereof on such parties.

        As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of representatives of the Company and others and the accuracy of the facts, information, covenants and representations set forth in the documents provided to us in connection with rendering this opinion. We have assumed the accuracy of all statements of fact, and we did not independently establish or verify the facts, information, covenants and representations set forth in the documents described above. We have not, except as specifically identified herein, been retained or engaged to perform and, accordingly, have not performed, any independent review or investigation of any statutes, ordinances, laws, regulations, agreements, contracts, instruments, corporate records, orders, writs, judgments, rules or decrees to which the Company may be a party or to which the Company may be subject or bound. The opinion expressed below is made in the context of the foregoing.

        Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued as contemplated in the Registration Statement, the Merger Agreement and the Exchange Agreement, will be validly issued and outstanding, fully paid and non-assessable.

        In rendering the opinion set forth above, we have not passed upon and do not purport to pass upon the application of securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

        We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion is rendered for the sole benefit of the addressee hereof and investors who receive Shares pursuant to the Registration Statement and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any other document without our express written consent.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the proxy statement/prospectus included in the Registration Statement under the heading "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Sonnenschein Nath & Rosenthal LLP

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  Exhibit 5